Exhibit 23.2

SRK Consulting (U.S.). Inc.
7175 West Jefferson Avenue, Suite 3000
Lakewood, Colorado
USA 80235
e-mail: denver@srk.com
web:	www.srk.com
Tel:	303.985.1333
Fax:	303.985.9947

CONSENT OF SRK CONSULTING (US), INC.

The undersigned, SRK Consulting (US), Inc., hereby states as follows:

Our firm assisted with the “Feasibility Study, NI 43-101 Technical Report, Vista Gold Corp., Paredones Amarillos Gold Project, Baja California Sur, Mexico” (the “Technical Report”) for Vista Gold Corp. (the “Company”), portions of which are summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on March 13, 2009 (the “Form 10-K”).

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and in the related Prospectus of the Company of the summary information concerning the Technical Report, including the reference to our firm included with such information, as set forth above in the Form 10-K.

	By:	/s/ Dr. Neal Rigby
	Name:	Global Group Chairman
	Title:	Corporate Consultant Mining
Date: April 16, 2009

Group Offices in:	North American Offices:
Australia	Denver	303.985.1333
North America	Elko	775.753.4151
Southern Africa	Reno	775.828.6800
South America	Tucson	520-544-3688
United Kingdom	Toronto	416.601.1445
	Vancouver	604.681.4196
	Yellowknife	867-699-2430